EXHIBIT 99.1

HARLEYSVILLE GROUP TO HOLD MEETINGS WITH INVESTOR GROUPS

HARLEYSVILLE, PA-AUGUST 11, 2005-Harleysville Group Inc. (NASDAQ: HGIC) senior executives are scheduled to participate in meetings with investor groups during the next month. During these meetings, the company will reiterate its current guidance provided during the second quarter earnings conference call.

     Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 56 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance, which distributes its products exclusively through independent insurance agencies, currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at www.harleysvillegroup.com.

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#05-28
08/11/05p